SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2005, the Company entered into a Fifth Amendment to Loan and Security Agreement with Comerica Bank (the “Fifth Amendment”), retroactively effective to October 31, 2005, amending the Loan and Security Agreement dated May 14, 2004. The Fifth Amendment reduces the interest rate by .25% from 1.50% to 1.25% above LIBOR and reduced the minimum cash and investment balance requirement from at least $45.0 million to $25.0 million. The Fifth Amendment is furnished as Exhibit 10.1.

On December 15, 2005, the Company entered into a Services Agreement with Groupe Novasep SAS and its affiliates Dynamit Nobel GmbH, Explosivstoff- und Systemtechnik, Finorga S.A.S., Novasep Inc. and Rohner AG (collectively, “Novasep”), for the supply of sapropterin hydrochloride (the “Product”), the active pharmaceutical ingredient in PhenoptinTM (the “Services Agreement”). Pursuant to the Services Agreement, Novasep will be Company’s primary supplier of the Product and pricing is contingent upon the amount of Product ordered by the Company.

On December 15, 2005, BioMarin Pharmaceutical Inc. (the “Company”) entered into an Amendment No. 1 to Employment Agreement with Jean-Jacques Bienaimé, the Company’s Chief Executive Officer (the “Amendment”), amending the Employment Agreement by and between the Company and Mr. Bienaimé dated May 11, 2005 (the “Agreement”). Pursuant to the Amendment, the bonus payable to Mr. Bienaimé in 2006 shall be forfeited to the Company and immediately repayable by Mr. Bienaimé to the Company in the event that Mr. Bienaimé resigns without good reason at any time prior to January 1, 2007. The Amendment is furnished as Exhibit 10.2.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2005, the Company’s board of directors appointed Michael Grey to serve as a member of the Company’s board of directors.

Mr. Grey has served as President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a privately held biotechnology company, where he previously served as President from June 2003 to January 1, 2005 and as Chief Business Officer from April 1, 2001 until June 2003. Between January 1999 and September 2001, he served as President and Chief Executive Officer of Trega Biosciences, Inc., a biotechnology company. Prior to joining Trega, Mr. Grey served as President of BioChem Therapeutics, Inc., a division of BioChem Pharma, Inc., a pharmaceutical company, from November 1994 to August 1998. During 1994, Mr. Grey served as President and Chief Operating Officer of Ansan, Inc., a biopharmaceutical company. From 1974 to 1993, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, a pharmaceutical company, culminating in his position as Vice President, Corporate Development. Mr. Grey is as a member of the board of directors of IDM Pharma, Inc. and Achillion Pharmaceuticals, Inc. and SGX Pharmaceuticals, Inc.

Mr. Grey’s appointment was made pursuant to Section 1(b) of the Agreement between the Company and Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., OrbiMed Advisers LLC and OrbiMed Capital LLC.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit 10.1 – Fifth Amendment to Loan and Security Agreement

Exhibit 10.2 – Amendment No. 1 to Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 19, 2005	By:	/s/ G. Eric Davis
G. Eric Davis Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit 10.1 – Fifth Amendment to Loan and Security Agreement

Exhibit 10.2 – Amendment No. 1 to Employment Agreement